UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2014

LHC Group
(Exact name of registrant as specified in its charter)

Delaware	001-33989	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA	70503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (337) 233-1307

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2014, LHC Group, Inc. (the "Company") announced the election of Brent Turner to its Board of Directors. Mr. Turner will serve on the Audit and Corporate Development Committees of the Company's Board of Directors. The election of Mr. Turner as a director was effective August 15, 2014.

In connection with his service as a director, Mr. Turner will receive the Company's standard non-employee director cash and equity compensation in accordance with the Company's non-employee directors' compensation plan.

Mr. Turner has entered into the Company's standard form of director indemnification agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Mr. Turner to the fullest extent authorized by the Company's certificate of incorporation and bylaws and Delaware law. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.10 to the Company's Form S-1/A filed on February 14, 2005, and is incorporated by reference herein.

There was no arrangement or understanding between Mr. Turner and any other persons pursuant to which Mr. Turner was elected as a director. There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Turner's election as a director.

A copy of the Company's press release announcing Mr. Turner's election as a director is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC Group (Registrant)
August 18, 2014 (Date)	/s/ JEFFREY M. KREGER Jeffrey M. Kreger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 18, 2014, announcing the election of Brent Turner as a director of LHC Group, Inc.